 Dwarf Technology Holdings, Inc S-1/A
Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent Certified Public Accountants, we hereby consent to the inclusion of our audit report, dated July 12, 2012, concerning the financial statements of Dwarf Technology Holdings, Inc. for the years ended December 31, 2011 and December 31, 2010 which is included in a filing of that company on Form S-1.

/s/ Jeffrey & Company

     Jeffrey & Company, Certified Public Accountants

Wayne, New Jersey 07470
July 12, 2012